UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2012

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          On June 1, 2012, our wholly owned subsidiary Dakota Plains Marketing, LLC, entered into an amended and restated member control agreement with Petroleum Transport Solutions, LLC and DPTS Marketing LLC. The amended and restated member control agreement, among other things, incorporates all previous amendments, extends the Initial Term until December 31, 2021 and revises the timing and content of certain information delivery requirements for DPTS Marketing, LLC to deliver information to its members. A copy of the DPTS Marketing LLC Amended and Restated Member Control Agreement is filed with this current report on Form 8-K as Exhibit 10.1.

          On June 1, 2012, our wholly owned subsidiary, Dakota Plains Transloading, LLC, entered into an amended and restated member control agreement with Petroleum Transport Solutions, LLC and Dakota Petroleum Transport Solutions, LLC. The amended and restated member control agreement, among other things, incorporates all previous amendments and supplements, extends the Initial Term until December 31, 2021 and revises the timing and content of certain requirements for Dakota Petroleum Transport Solutions, LLC to deliver information to its members. A copy of the Dakota Petroleum Transport Solutions, LLC Amended and Restated Member Control Agreement is filed with this current report on Form 8-K as Exhibit 10.2.

          On June 1, 2012, we entered into an amended and restated lease agreement with Dakota Petroleum Transport Solutions, LLC. The amended and restated lease agreement, among other things, incorporates all previous amendments and supplements and increases the monthly rent due to us by Dakota Petroleum Transport Solutions, LLC to $31,881.01. A copy of the Amended and Restated Lease Agreement is filed with this current report on Form 8-K as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits.

(b)	Exhibits

10.1	DPTS Marketing LLC Amended and Restated Member Control Agreement

10.2	Dakota Petroleum Transport Solutions, LLC Amended and Restated Member Control Agreement

10.3	Amended and Restated Lease Agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012	DAKOTA PLAINS HOLDINGS, INC.

/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	DPTS Marketing LLC Amended and Restated Member Control Agreement	Filed Electronically
10.2	Dakota Petroleum Transport Solutions, LLC Amended and Restated Member Control Agreement	Filed Electronically
10.3	Amended and Restated Lease Agreement	Filed Electronically